UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2023

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 5.07 Submission of Matters to Vote of Security Holders.
On June 20, 2023, South Dakota Soybean Processors, LLC ("the Company") held it 2023 Annual Meeting of Members in Volga, South Dakota. The primary purposes of the meeting were: (1) To receive the report of management on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 2022; (2) To elect nine members of the board of managers, one from each of the three newly created geographical districts; and (3) To transact such other business as may properly come before the meeting and at any and adjournments thereof.
On the proposal to elect nine members to the board of managers, the following persons were elected:
District 1:    Brandon Hope, Doyle Renaas and Craig Weber
District 2:    Spencer Enninga, Gary Goplen and Robert Nelsen
District 3:    Lewis Bainbridge, Mark Brown and Ned Skinner

Messrs. Hope, Renaas and Weber ran unopposed in District 1 and were unanimously elected to the board.
In District 2, Spencer Enninga, Gary Goplen and Robert Nelsen were elected by the following voting tally:
Gary Goplen        97
Spencer Enninga    85
Robert Nelsen        78
Lyle "Duff" Trautman    72
Dale Hansen        54
In District 3, Lewis Bainbridge, Ned Skinner and Mark Brown were elected by the following voting tally:
Lewis Bainbridge    69
Ned Skinner        63
Mark Brown        60
Adam Schindler    48
Michael Reiner    41
Ronald Welter        40
Gary Kruggel        34
Steven Geis        28
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 23, 2023	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer